Exhibit 99.1

Sierra Oncology Reports Third Quarter 2021 Results

– MOMENTUM study on track for topline data read-out by February 2022 –

–  Global in-licensing deal expands myelofibrosis pipeline and provides options for combination studies in other hematologic malignancies and solid tumors –

SAN MATEO, CA, November 5, 2021- Sierra Oncology, Inc. (SRRA), a late-stage biopharmaceutical company with a mission to deliver targeted therapies that treat rare forms of cancer, today reported its financial and operating results for the third quarter ended September 30, 2021.“The past several months have been quite productive for Sierra with the addition of SRA515 to our pipeline and preparing for momelotinib pivotal data” said Stephen Dilly, MBBS, PhD, President and Chief Executive Officer of Sierra Oncology. “We remain focused on the completion of the MOMENTUM study and look forward to sharing topline results by February next year.”

Key Business Highlights

•

The pivotal, Phase 3 MOMENTUM study remains on track to report topline data by February 2022. Assuming positive results, the company plans to submit a New Drug Application with the US Food & Drug Administration in the second quarter of 2022.

•

An exclusive global in-licensing agreement for SRA515 (formerly AZD5153), a potent and selective BRD4 BET inhibitor with a novel bivalent binding mode, was announced on August 5. The initiation of a Phase 2 study examining momelotinib in combination with SRA515 for the treatment of myelofibrosis is planned for the first half of 2022. We continue to evaluate additional studies and may initiate other new trials for SRA515 and SRA737 in 2022.

•

Sierra raised $37.0 million in gross proceeds through the use of its at-the-market (ATM) offering during the third quarter of 2021 and ended the quarter with $97.1 million in cash and cash equivalents. Subsequent to the close of the third quarter, the company has raised an additional $12.6 million in gross proceeds via the ATM. The company also has the potential to obtain up to $33.3 million in cash from Series B warrants that must be exercised within 75 days of the announcement of MOMENTUM topline data.

•

On November 4, the company announced the acceptance of a momelotinib abstract for poster presentation at the 2021 Annual Meeting of the American Society of Hematology. The poster, “Baseline Serum Ferritin Differentially Predicts W24 Transfusion Independence Response for Momelotinib and Ruxolitinib in Patients with Myelofibrosis” will be presented on Monday, December 13, 2021, from 6:00 – 8:00 pm ET, Georgia World Congress Center, Hall B5. The abstract has been published online https://ash.confex.com/ash/2021/webprogram/Paper146623.html and a pre-recorded presentation of the poster will be made available for participants attending virtually.

Third Quarter 2021 Financial Results (all amounts reported in U.S. currency)

Research and development expenses were $21.6 million for the three months ended September 30, 2021 compared with $10.4 million for the three months ended September 30, 2020. The increase primarily related to an upfront cash payment of $8.0 million that was made to AstraZeneca for the exclusive global license of SRA515. Also attributing to the increase was a $2.2 million increase in personnel-related and allocated overhead costs, of which $0.6 million pertained to an increase in non-cash stock-based compensation, a $1.0 million increase in third-party manufacturing costs for momelotinib, and a $0.3 million increase in other research and support costs. These increases were partially offset by a $0.3 million decrease in clinical trial and development costs for momelotinib. Research and development expenses included non-cash stock-based compensation of $1.8 million and $1.2 million for the three months ended September 30, 2021 and 2020, respectively.

Research and development expenses were $49.7 million for the nine months ended September 30, 2021, compared with $32.2 million for the nine months ended September 30, 2020. The increase was due to an upfront cash payment of $8.0 million that was made to AstraZeneca for the exclusive global license of SRA515, a $5.8 million increase in personnel-related and allocated overhead costs, of which $2.6 million pertained to an increase in non-cash stock-based compensation, and costs for momelotinib including a $2.8 million increase in clinical trial and development costs and a $2.4 million increase in third-party manufacturing costs. These increases were partially offset by a $1.5 million non-cash charge incurred in 2020 to recognize the change in fair value of an obligation to issue securities to Gilead until the issuance of the securities in January 2020. Research and development expenses included non-cash stock-based compensation of $5.3 million and $2.7 million for the nine months ended September 30, 2021 and 2020, respectively.

General and administrative expenses were $7.0 million for the three months ended September 30, 2021, compared to $4.1 million for the three months ended September 30, 2020. The increase was due to a $1.7 million increase in personnel-related and allocated overhead costs, of which $0.6 million pertained to an increase in non-cash stock-based compensation, and a $1.2 million increase in professional fees primarily relating to pre-commercial costs for momelotinib. General and administrative expenses included non-cash stock-based compensation of $1.5 million and $0.9 million for the three months ended September 30, 2021 and 2020, respectively.

General and administrative expenses were $19.3 million for the nine months ended September 30, 2021, compared to $14.9 million for the nine months ended September 30, 2020. The increase was due to a $2.7 million increase in personnel-related and allocated overhead costs, of which $0.2 million pertained to an increase in non-cash stock-based compensation, and an increase of $1.7 million in professional fees primarily relating to pre-commercial costs for momelotinib. General and administrative expenses included non-cash stock-based compensation of $4.2 million and $4.0 million nine months ended September 30, 2021 and 2020, respectively.

Total other expense (income), net was $0.1 million of total other expense, net for the nine months ended September 30, 2021, compared to $15.7 million of total other expense, net for the nine months ended September 30, 2020. The difference was primarily attributable to a non-cash charge of $16.2 million incurred during the nine months ended September 30, 2020 related to the change in fair value of warrant liabilities until the reclassification to equity in January 2020.

For the three months ended September 30, 2021, Sierra incurred a Generally Accepted Accounting Principles (GAAP) net loss of $28.6 million compared to a GAAP net loss of $14.5 million for the three months ended September 30, 2020. For the nine months ended September 30, 2021 Sierra incurred a GAAP net loss of $69.2 million compared to a GAAP net loss of $62.9 million for the nine months ended September 30, 2020. The GAAP net loss for the three and nine months ended September 30, 2021 includes an upfront cash payment of $8.0 million that was made to AstraZeneca for the exclusive global license of SRA515. The GAAP net loss for the nine months ended September 30, 2020 includes a non-cash charge of $16.2 million related to the change in fair value of warrant liabilities included in total other expense (income), net and a $1.5 million non-cash charge pertaining to the obligation to issue securities to Gilead included in research and development expenses as mentioned above.

Non-GAAP adjusted net loss was $25.4 million for the three months ended September 30, 2021, compared with a non-GAAP adjusted net loss of $12.4 million for the three months ended September 30, 2020. Non-GAAP adjusted net loss for the three months ended September 30, 2021 and 2020 excludes expenses related to stock-based compensation. For the nine months ended September 30, 2021, Sierra incurred a non-GAAP adjusted net loss of $59.8 million compared to a non-GAAP adjusted net loss of $38.5 million for the nine months ended September 30, 2020. Non-GAAP adjusted net loss for the nine months ended September 30, 2021 excludes expenses related to stock-based compensation. Non-GAAP adjusted net loss for the nine months ended September 30, 2020 excludes expenses related to the change in fair value of warrant liabilities, the change in fair value of the securities issuance obligation, and stock-based compensation. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a reconciliation of this GAAP measure to non-GAAP financial measure.

Cash and cash equivalents totaled $97.1 million as of September 30, 2021, compared to $104.1 million as of December 31, 2020.

As of September 30, 2021, there were 14,498,953 total shares of common stock outstanding and warrants to purchase 11,040,894 shares of common stock, with an exercise price equal to $13.20 per share. There were 4,880,267 shares issuable upon exercise of stock options and an additional warrant to purchase 1,839 shares.

About Sierra Oncology

Sierra Oncology is a late-stage biopharmaceutical company on a mission to deliver targeted therapies that treat rare forms of cancer. We harness our deep scientific expertise to identify compounds that target the root cause of disease in order to advance therapies on the leading edge of cancer biology. Our team takes an evidence-based approach to understand the limitations of current treatments and explore new ways to change the cancer treatment paradigm. Together we are transforming promise into patient impact.

For more information, please visit www.sierraoncology.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Sierra Oncology's expectations regarding the timing for top-line data in the MOMENTUM clinical trial, the timing of the NDA filing for momelotinib, the initiation of the combination study examining momelotinib with SRA515 and the potential for obtaining cash from the exercise of Series B warrants. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that Sierra Oncology may not be able to successfully develop, obtain regulatory approval for and commercialize momelotinib or experience significant delays in doing so, Sierra Oncology may not be able to demonstrate acceptable safety and efficacy of momelotinib and momelotinib in combination with SRA515, the risk that disruptions and impacts of COVID-19 will be significant and lengthy, Sierra Oncology’s ability to continue as a going concern, Sierra Oncology's cash resources will be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, Sierra Oncology may be unable to acquire additional assets to build a pipeline of additional product candidates, Sierra Oncology's third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, Sierra Oncology may be unable to obtain and enforce intellectual property protection for its technologies and momelotinib and the other factors described under the heading "Risk Factors" set forth in Sierra Oncology's filings with the Securities and Exchange Commission from time to time. Sierra Oncology undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

SIERRA ONCOLOGY, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$97,068	$104,055
Prepaid expenses and other current assets	5,647	2,415
Total current assets	102,715	106,470
Property and equipment, net	88	52
Operating lease right-of-use assets	867	318
Other assets	557	647
TOTAL ASSETS	$104,227	$107,487
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued and other liabilities	$7,781	$7,148
Accounts payable	846	2,205
Total current liabilities	8,627	9,353
Operating lease liabilities	543	175
TOTAL LIABILITIES	9,170	9,528
STOCKHOLDERS’ EQUITY:
Common stock	14	11
Additional paid-in capital	1,010,824	944,537
Accumulated deficit	(915,781)	(846,589)
TOTAL STOCKHOLDERS’ EQUITY	95,057	97,959
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$104,227	$107,487

SIERRA ONCOLOGY, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Collaboration revenue	$—	$100	$—	$100
Operating expenses:
Research and development	21,618	10,432	49,720	32,212
General and administrative	6,985	4,112	19,274	14,916
Total operating expenses	28,603	14,544	68,994	47,128
Loss from operations	(28,603)	(14,444)	(68,994)	(47,028)
Other expense (income), net:
Changes in fair value of warrant liabilities	—	—	—	16,240
Other expense (income), net	(3)	22	74	(495)
Total other expense (income), net	(3)	22	74	15,745
Loss before provision for income taxes, net	(28,600)	(14,466)	(69,068)	(62,773)
Provision for income taxes, net	47	39	124	106
Net loss	$(28,647)	$(14,505)	$(69,192)	$(62,879)
Net loss per common share, basic and diluted	$(2.10)	$(1.39)	$(5.50)	$(6.09)
Weighted-average shares used in computing net loss per common share, basic and diluted	13,672,633	10,441,384	12,571,096	10,331,650

Non-GAAP Financial Measures

In addition to operating results as calculated in accordance with GAAP, Sierra Oncology uses certain non-GAAP financial measures when evaluating operational performance. The following table presents the company’s net loss and net loss per common share calculated in accordance with GAAP and as adjusted to remove the impact of certain non-cash charges. Sierra Oncology’s management believes that these non-GAAP financial measures are useful to enhance understanding of the company’s financial performance, and are more indicative of its operational performance and facilitate a better comparison among fiscal periods.

These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP reporting measures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. Sierra Oncology believes that non-GAAP financial measures should only be used to evaluate its results of operations in conjunction with the corresponding GAAP financial measures. Sierra Oncology encourages investors to carefully consider its results under GAAP, as well as the reconciliations between these presentations, to more fully understand our business.

Non-GAAP adjusted net loss and non-GAAP adjusted net loss per share exclude changes in fair value for warrant liabilities, changes in fair value for a securities issuance obligation and stock-based compensation. Sierra Oncology excludes changes in fair value of warrant liabilities because it is a non-cash expense and has no direct correlation to the operation of its business. Sierra Oncology excludes a non-cash charge pertaining to the changes in fair value of an obligation to issue common stock and a warrant to Gilead because it is a non-cash expense. Sierra Oncology excludes non-cash stock-based compensation expense from its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

SIERRA ONCOLOGY, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except share and per share data)

A reconciliation between GAAP net loss to non-GAAP adjusted net loss and GAAP net loss per common share to non-GAAP adjusted net loss per common share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net loss	$(28,647)	$(14,505)	$(69,192)	$(62,879)
Adjustments:
Changes in fair value of warrant liabilities (1)	—	—	—	16,240
Changes in fair value to securities issuance obligation (2)	—	—	—	1,485
Stock-based compensation (3)	3,280	2,074	9,439	6,609
Non-GAAP adjusted net loss	$(25,367)	$(12,431)	$(59,753)	$(38,545)
GAAP net loss per common share, basic and diluted	$(2.10)	$(1.39)	$(5.50)	$(6.09)
Adjustment to net loss per common share	0.24	0.20	0.75	2.36
Non-GAAP adjusted net loss per common share, basic and diluted	$(1.86)	$(1.19)	$(4.75)	$(3.73)
Weighted-average shares used in computing net loss per common share, basic and diluted	13,672,633	10,441,384	12,571,096	10,331,650

(1)	To reflect a non-cash charge to other expense (income), net for the changes in fair value of warrant liabilities.
(2)	To reflect a non-cash charge to research and development expense for the changes in fair value pertaining to the obligation to issue common stock and a warrant to Gilead.
(3)	To reflect a non-cash stock-based compensation charge to research and development expense and general and administrative expense.

For further information:

Investor Contact

DeDe Sheel

415.732.9828

dsheel@sierraoncology.com

Media Contact

Lauren Musto

615.351.7777

lmusto@sierraoncology.com